UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2013

MGP Ingredients, Inc.

(Exact name of registrant as specified in its charter)

KANSAS	0-17196	45-4082531
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Cray Business Plaza
100 Commercial Street
Box 130
Atchison, Kansas 66002
(Address of principal executive offices) (Zip Code)

(913) 367-1480

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           (1)  On August 8, 2013, the Company entered into new employment agreements (the “Employment Agreements”) with President and Chief Executive Officer Timothy W. Newkirk and Vice President of Finance and Chief Financial Officer Donald P. Tracy (each, an “Executive” and collectively, the “Executives”).  The new Employment Agreements do not affect the compensation paid to the Executives in fiscal 2012 or prior fiscal years.  The Company has engaged Compdata Consulting as compensation consultant to review the compensation paid to Mr. Newkirk and Mr. Tracy.

Mr. Newkirk’s Employment Agreement provides that Mr. Newkirk’s annual base salary shall be $402,000.  Mr. Tracy’s Employment Agreement provides that Mr. Tracy’s annual base salary shall be $229,750.  Each Executive is entitled to participate in the Company’s performance bonus plan, retirement, disability, pension, savings, health, medical, dental, insurance and other fringe benefits or plans available to executive employees as well as any equity compensation program.

The Employment Agreement provides that in the event of the Executive’s termination by the Company at the end of the Initial Term or any Renewal Period, at any time by the Company for Cause, or voluntarily by the Executive other than for Good Reason, the Executive shall be entitled to his Base Salary through the date of termination and shall not be entitled to any further Base Salary or any applicable bonus, benefits or other compensation for that year or any future year, except as may be provided in an applicable benefit plan or program, or to any severance compensation.

The Employment Agreement further provides that in the event the Executive is terminated by the Company without Cause or the Executive terminates his employment with the Company or its successor for Good Reason, the Executive shall be entitled to: (1) all previously earned and accrued but unpaid Base Salary up to the date of such termination; (2) severance pay in the amount equal to 12 months of Base Salary paid in equal installments over a 12 month period; (3) a lump sum payment equal to the mean of payments under any short-term incentive or annual bonus plan maintained by the Company during each of the three calendar years prior to the year in which such termination occurs (or fewer calendar years if the Executive has not been a participant in the Company’s annual or short-term incentive bonus plan for the entirety of each such three prior calendar years); (4) for the 12 month period following the Executive’s termination of employment or such shorter period of time that the Executive or any of his dependents is eligible for and elects COBRA continuation coverage, the Executive’s cost of coverage shall be the employee contribution rate, with employer portions of premiums paid on an after-tax basis.

If prior to but in connection with an Employment Agreement Change in Control (as defined below) or during the 18 month period following an Employment Agreement Change in Control (as defined below) (i) the Executive’s employment with the Company or its successor is terminated by the Company or its successor without Cause or (ii) the Executive terminates his employment with the Company or its successor for Good Reason, the Executive shall be entitled to: (1) all previously earned and accrued but unpaid Base Salary up to the date of such termination; (2) severance pay in an amount equal to 18 months of Base Salary paid in equal installments over an 18 month period; (3) a lump sum payment equal to one and one-half times the mean of payments under any short-term incentive or annual bonus plan maintained by the Company during each of the three calendar years prior to the year in which such termination occurs (or fewer calendar years if the Executive has not been a participant in the Company’s annual or short-term incentive bonus plan for the entirety of each such three prior calendar years); and (4) for such period of time that the Executive or any of the Executive’s dependents is eligible for and elects COBRA continuation coverage, the Executive’s cost of coverage shall be the employee contribution rate, with employer portions of premiums paid on an after-tax basis.

A Change in Control (the “Employment Agreement Change in Control”) is defined in the Employment Agreements as:

a.              The closing of an acquisition by any person, entity or “group” (as defined in the Employment Agreements) of at least 50% of the then outstanding shares of common stock of the Company or 50% of the then outstanding shares of preferred stock of the Company;

b.              Individuals who, as of July 15, 2013 (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to July 15, 2013 whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office occurs either eight months prior to or eight months following an actual or threatened election contest relating to the election of the directors of the Company), shall be considered as though such person were a member of the Incumbent Board;

c.               Approval by the Company of a reorganization, merger, consolidation, in each case, pursuant to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own collectively as a group more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged, or consolidated company’s then outstanding voting securities; or

d.              The liquidation or dissolution of the Company or of the Company’s approval of the sale of more than 50% of the assets of the Company over no greater than an 18 month period as of the effective date of the first such sale.

The foregoing does not constitute a complete summary of the terms of the Employment Agreements, and reference is made to and the capitalized terms are defined in the complete text of the Employment Agreements that are attached hereto as Exhibit 10.1 and 10.2.

(2)  On August 8, 2013, the Company approved the adoption of the First Amendment (the “Amendment”) to the First Amended and Restated MGP Ingredients, Inc. Short-Term Incentive Plan (the “Plan”) related to annual cash incentives provided to employees that will apply to fiscal 2013 and in subsequent years.  The Amendment provides a new Change in Control definition identical to the Employment Agreement Change in Control.  The Amendment applies to all plan participants not just executive officers.

The foregoing does not constitute a complete summary of the Amendment, and reference is made to and the capitalized terms are defined in the complete text of the Amendment that is attached hereto as Exhibit 10.3.

(3)  On August 5, 2013, the Human Resources Committee of the Board of Directors of the Company (the “Committee”) modified certain provisions related to vesting for all restricted share awards (“RSA”) and restricted stock units (“RSU”), awarded under the MGP Ingredients, Inc. Stock Incentive Plan of 2004, as amended, (the “2004 Plan”) and under the terms of all promulgated RSA and RSU guidelines.  The Board of

Directors ratified these modifications on August 8, 2013.   The modifications provided that a pro-rata portion of each RSA and RSU grant under the 2004 Plan shall, in addition to vesting in accordance with the terms previously provided therein, vest with respect to a pro-rata portion of such grant, upon the occurrence of the Employment Agreement Change in Control.  The modification applies to all employee restricted stock awards and RSU holders, not just executive officers.  The modification also provided that all restricted stock awards and RSUs previously awarded to employees shall vest, to the maximum extent provided under the terms of the prior restricted stock award and RSU Guidelines, upon the termination of employment by the Company without Cause.

Item 9.01.             Financial Statements and Exhibits.

10.1 — Employment Agreement dated August 8, 2013, between the Company and Timothy W. Newkirk.

10.2 — Employment Agreement dated August 8, 2013, between the Company and Donald P. Tracy.

10.3 — First Amendment to the First Amended and Restated MGP Ingredients, Inc. Short-Term Incentive Plan, dated August 8, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGP INGREDIENTS, INC.

Date: August 9, 2013	By:	/s/ Timothy W. Newkirk

Timothy W. Newkirk, Chief Executive Officer